Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110453738-54
(775) 684-5708
Webeite: www.nvsos.gav		Filing Date and Time 06/20/2011 11:20 AM

Entity Number C34857-2004

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.	Name of colporation:
China Pharmaceuticals, Inc.

2.	The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
25,000,000 shares of common stock, par value $.001 per share.

4.	The number of authorized shares and the par value, If any, of each class or series, If any, of shares after the change:
150,000,000 shares of common stock, par value $.001 per share.

5.	The number of shares of each affected class or series, if any, to be Issued after the change in exchange for each Issued share of the same class or series:

Every one share of issued and outstanding common stock shall be surrendered and exchanged for six shares of newly issued common stock, for a total of 75,237,972 shares to be issued and outstanding after the change.

6.
The provisions, if any, for the Issuance of fractional shares, or for the payment of money or the Issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares to be rounded to the nearest whole share.

7.	Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)
8.	Signature: (required)

X	/s/ Guozhu Wang	Chief Executive Officer
	Signature of Officer	Title

IMPORTANT: Failure to indude any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 3-8-09